SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 3
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

SEPTEMBER 1995


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    481       PSO    190

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

PR4001  Direct Material to SWEPCO Coal Cars                $334,381.93
PR4018  Stores Salvage - SWEPCO                           ($187,133.95)
PR4101  Direct Labor to SWEPCO Coal Cars                    $20,514.15
PR4104  Direct Labor to Rework SWEPCO Material               $6,684.68
PR4202  Ad Valorem Taxes - SWEPCO Coal Cars                 $10,022.00
PR4204  Ad Valorem Taxes - Facility - Direct - SWEPCO          $175.00
PR4213  Employee Fringe Benefits - Direct Labor - SWEPCO     $4,579.75
PR4230  Payroll Taxes (FICA & UC) - Direct Labor - SWEPCO    $2,171.64
PR4238  Depreciation Expense - SWEPCO                       $10,604.00
PR4263  Lease - Supplemental Expenses - SWEPCO                   $0.00
PR4270  Outside Maintenance of SWEPCO Coal Cars             $25,789.23
PR4272  Switching Fees - SWEPCO                                  $0.00
PR4277  Repainting Coal Cars - SWEPCO                            $0.00

                 Total 100% SWEPCO Costs                   $227,788.43


    COSTS ASSIGNED 100% TO PSO:

PR4002  Direct Material to PSO Coal Cars                             $81,483.56
PR4015  Inventory Carrying Charges - PSO                              $2,918.89
PR4019  Stores Salvage - PSO                                        ($79,864.41)
PR4102  Direct Labor to PSO Coal Cars                                 $8,540.50
PR4103  Direct Labor to Rework PSO Material                           $3,803.23
PR4205  Ad Valorem Taxes - Facility - Direct - PSO                      $103.00
PR4214  Employee Fringe Benefits - Direct Labor - PSO                 $2,314.49
PR4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO                  $985.59
PR4239  Depreciation Expense - PSO                                        $0.00
PR4271  Outside Maintenance of PSO Coal Cars                          $8,970.94
PR4273  Switching Fees - PSO                                              $0.00
PR4278  Repainting Coal Cars - PSO                                        $0.00

                Total 100% PSO Costs                                 $29,255.79

                                                                     Exhibit 3
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


PR4010  Shop Material                           $2,954.58
PR4011  Small Tools                             $4,131.51
PR4012  Facility Maintenance - Material         $4,092.17
PR4013  Sale of Scrap (Cr.)                         $0.00
PR4016  Switch Engine Operation and Maintenance    $47.13
PR4017  Equipment Operation and Maintenance     $3,803.07
PR4020  Stores Salvage - Joint                      $0.00
PR4110  Supervision                             $9,554.44
PR4111  Clerical                                $2,302.89
PR4112  Training and Safety                     $2,965.79
PR4113  General Shop Labor                     $16,445.18
PR4114  Facility Maintenance - Labor           $18,613.42
PR4116  Switch Engine Operation and
          Maintenance                           $8,984.28
PR4201  Ad Valorem Taxes - Facility             $3,289.00
PR4203  Taxes - Other                           $1,234.00
PR4206  Data Processing Charges                   $574.40
PR4207  General Office Overhead                 $1,466.07
PR4210  Employee Activities                       $567.85
PR4211  Employee Expenses                          $66.43
PR4212  Employee Fringe Benefits               $10,184.25
PR4215  Employee Sick Benefits                      $0.00
PR4220  Injuries and Damages                        $0.00
PR4221  Insurance - Liability and Property        $291.17
PR4225  Maintenance of Facilities (Contracted)      $0.00
PR4226  Office Supplies and Expenses            $3,411.38
PR4232  Payroll Taxes (FICA & UC) - Other       $4,763.33
PR4233  Special Services                            $0.00
PR4234  Utilities - Heat, Light, Power and Water    $4.20
PR4235  Utilities - Telephone                     $452.85
PR4236  Vehicle Expense                           $237.24
PR4237  Depreciation Expense                        $0.00
PR4250  Miscellaneous                               $0.00
PR4262  Lease - Basic - All Except Coal Cars   $32,962.00
PR4264  Lease - Supplemental Expenses -
          Facility                                  $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 68.78%  PSO    31.22%         $133,398.63
                                                            $91,751.58
                                                                     $41,647.05


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $3,395.57


                     TOTAL COSTS FOR THE MONTH             $319,540.01
                                                                     $74,298.41

                                                                     Exhibit 3
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $27,198.83   68.78 %   SWEPCO

102, 103 Direct Labor PSO    $12,343.73   31.22 %   PSO

         Total Direct Labor  $39,542.56  100.00 %